UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2026

enGene Holdings Inc.

(Exact name of Registrant as Specified in Its Charter)

British Columbia	001-41854	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4868 Rue Levy, Suite 220 Saint-Laurent, Quebec, Canada	H4R 2P1
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 514 332-4888

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	ENGN	The Nasdaq Stock Market LLC
Warrants, each exercisable for one Common Share, at an exercise price of $11.50 per Common Share	ENGNW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On March 9, 2026, enGene Holdings Inc. (the “Company”) entered into a sales agreement (the “Sales Agreement”) with Leerink Partners LLC (“Leerink Partners”), pursuant to which the Company may sell its common shares, without par value (the “Common Shares”), from time to time through Leerink Partners. The Shares (as defined below) are registered with the Securities and Exchange Commission (the “Commission”) pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-293597) (as amended and/or supplemented from time to time, the “Registration Statement”) that became effective under the Securities Act of 1933, as amended (the “Securities Act”). The Company will file with the Commission a prospectus supplement, dated March 9, 2026, to the base prospectus included in the Registration Statement, in connection with the offer and sale of Common Shares pursuant to the Sales Agreement having an aggregate offering price of up to $100,000,000 (the “Shares”).

Upon delivery of an issuance notice and subject to the terms and conditions of the Sales Agreement, Leerink Partners will use commercially reasonable efforts consistent with its normal sales and trading practices, applicable state and federal law, rules and regulations, and the rules of The Nasdaq Capital Market to sell the Shares from time to time based upon the Company’s instructions, including any price, time or size limits specified by the Company. Under the Sales Agreement, Leerink Partners may sell the Shares by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, as amended, or any other method permitted by law. Pursuant to the Sales Agreement, no Shares will be offered or sold in Canada, or knowingly to a person resident in Canada.

The Company will pay Leerink Partners a commission of up to 3.0% of the gross proceeds of Shares sold pursuant to the Sales Agreement, and has agreed to provide Leerink Partners with customary indemnification and contribution rights. The Company has also agreed to reimburse Leerink Partners for certain specified expenses. The Company is not obligated to sell any Shares under the Sales Agreement, and Leerink Partners is not obligated to purchase or sell any Shares under the Sales Agreement. No assurance can be given that the Company will sell any Shares under the Sales Agreement, or, if it does, as to the price or number of Shares that it sells, or the dates when such sales will take place. The offering of the Shares pursuant to the Sales Agreement will terminate upon termination of the Sales Agreement by the Company or Leerink Partners as permitted therein.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The legal opinion of Blake, Cassels & Graydon LLP relating to the Shares being offered is filed as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any Shares under the Sales Agreement, nor shall there be any sale of such Shares in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 1.02 Termination of a Material Definitive Agreement.

On February 27, 2026, the Company delivered written notice to Jefferies LLC that effective as of March 6, 2026, the Company terminated the Open Market Sale AgreementSM, dated as of December 20, 2024 (the “Prior Sales Agreement”), that the Company had previously entered into with Jefferies LLC, as sales agent. The Company is not subject to any termination penalties related to the termination of the Prior Sales Agreement. Prior to termination, no Common Shares were sold pursuant to the Prior Sales Agreement. As a result of the termination of the Prior Sales Agreement, the Company will not offer or sell any shares under the Prior Sales Agreement.

A copy of the Prior Sales Agreement was filed as Exhibit 1.2 to the Company’s Current Report on Form 8-K dated December 20, 2024. The description of the Prior Sales Agreement contained in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the copy of the Prior Sales Agreement filed as Exhibit 1.2 to the Current Report on Form 8-K dated December 20, 2024.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1	Sales Agreement, dated March 9, 2026, by and between enGene Holdings Inc. and Leerink Partners LLC.
5.1	Opinion of Blake, Cassels & Graydon LLP.
23.1	Consent of Blake, Cassels & Graydon LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (Formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENGENE HOLDINGS INC.

Date: March 9, 2026	By:	/s/ Lee Giguere
Name: Lee Giguere
Title: Chief Legal Officer